UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):           May 31, 2011

EQUIFAX INC.
(Exact Name of Registrant as Specified in Charter)
Georgia	1-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 31, 2011, Equifax do Brasil Ltda., a subsidiary of Equifax Inc., issued a press release announcing that it has completed a transaction, subject to applicable regulatory reviews, to merge its commercial credit intelligence and data operations into Boa Vista Servicos S.A., a leading consumer credit data company in Brazil, to offer comprehensive information solutions to businesses in Brasil.  Equifax will also provide global consumer and commercial products to the resulting entity and has committed to provide up to $100 million in additional funding, subject to certain conditions, for new product development, acquisitions and other growth initiatives.

As part of the agreement, Equifax will become a joint owner of Boa Vista along with the existing shareholders which include: Associação Comercial de São Paulo (ACSP), Associação Comercial do Paraná, Clube de Diretores Lojistas do Rio de Janeiro, Câmara de Dirigentes Lojistas de Porto Alegre, and TMG Partners, LLC, a Brazilian-based investment company.  The press release is attached as Exhibit 99.1 hereto.

The information in this Form 8-K under Item 7.01 shall be deemed “furnished" and not "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The exhibit listed under the Exhibit List on page 4 of this Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Lee Adrean
	Name:	Lee Adrean
	Title:	Corporate Vice President and
Chief Financial Officer

Date: May 31, 2011

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit
No.	Description

99.1	Press release of Equifax Inc. dated May 31, 2011.